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                                                                    EXHIBIT 99.5

PROXY                                                              CONFIDENTIAL,
                              AT HOME CORPORATION                   FOR USE OF
                                 425 BROADWAY                       COMMISSION
                             REDWOOD CITY, CA 94063                    ONLY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas A. Jermolok and David G. Pine, or either of them, as proxies each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of At Home Corporation ("@Home") held of record by the undersigned on March 29, 1999, at the annual meeting of stockholders of @Home to be held on May 26, 1999, and at any adjournment or postponement thereof.

This proxy, when properly executed and returned in a timely manner, will be voted at this annual meeting and any adjournment or postponement thereof in the manner described herein. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS AND IN THEIR DISCRETION ON ANY OTHER BUSINESS MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

See reverse side. If you wish to vote in accordance with the board of directors' recommendations, just sign on the reverse side. You need not mark any boxes.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE
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This proxy is solicited on behalf of the            Please mark  [ X ]
Board of Directors of @Home. The Board             your votes as
votes as of Directors unanimously recommends        indicated in
that you vote "FOR" the Proposals.                  this example.
                                                   CONFIDENTIAL, FOR USE
                                                    OF COMMISSION ONLY

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE
                               ENCLOSED ENVELOPE.

                                                     FOR      AGAINST   ABSTAIN
1. To consider and vote upon a proposal to           [  ]      [  ]      [  ]
   approve @Home's fifth amended and restated certificate of incorporation.

                                                     FOR      AGAINST   ABSTAIN
2. To consider and vote upon a proposal to           [  ]      [  ]      [  ]
   approve the issuance of shares of @Home
   Series A common stock in the merger that will cause Excite, Inc. to become a wholly-owned Subsidiary of @Home.

                                                     FOR      AGAINST   ABSTAIN
3. To consider and vote upon a proposal to elect     [  ]      [  ]      [  ]
   the following nominees to the @Home
   board of directors:

SERIES A DIRECTORS       SERIES B DIRECTORS       ADDITIONAL DIRECTORS
----------------------   --------------------     ----------------------
L. John Doerr            C. Michael Armstrong     George Bell
William R. Hearst, III   Leo J. Hindery, Jr.      Thomas A. Jermolok
                         John C. Petrillo         John C. Malone
                         Brian L. Roberts         James R. Shaw
                         David M. Woodrow
                                                     FOR      AGAINST   ABSTAIN
4. To consider and vote upon a proposal to amend     [  ]      [  ]      [  ]
   @Home's 1997 equity incentive plan to increase the number of shares of Series A common stock reserved for issuance under this plan by 8,675,000 shares.

                                                     FOR      AGAINST   ABSTAIN
5. To consider and vote upon a proposal to ratify    [  ]      [  ]      [  ]
   the appointment of Ernst & Young LLP as @Home's independent auditors for 1999.

                                                     FOR      AGAINST   ABSTAIN
6. To transact any other business that may properly  [  ]      [  ]      [  ]
   come before the @Home meeting or any adjournment
                                                       _
                                                        |

Signature(s)                                                 Date:        , 1999
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This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.

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